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EXHIBIT 23.2

We consent to the use in the Registration Statement of Valmont Industries, Inc. on Form S-3, of our report dated April 6, 2010 related to the financial statements of Delta plc as of and for the years ended December 31, 2009 and 2008, appearing in the prospectus supplement, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus supplement.

/s/ DELOITTE LLP

London, United Kingdom

April 7, 2010

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  EXHIBIT 23.2